EXHIBIT 16.1

JLK Rosenberger
Certified Public Accountants

801 North Brand Boulevard, Suite 550
Glendale, California 91203

Tel: 818-334-8623

jlkrosenberger.com

June 14, 2021

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have received a copy of, and are in agreement with, the statements being made by Unico American Corporation in Item 4.01 of its Form 8-K for the events that occurred on June 11, 2021, captioned "Changes in Registrant's Certifying Accountant."

Very truly yours,

/s/ JLK Rosenberger, LLP